                             EXHIBIT 23.2

                                          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SkyPeople Fruit Juice, Inc.

We hereby consent to the use of our report dated May 15, 2008, with respect to the financial statements of SkyPeople Fruit Juice, Inc. in the Registration Statement of
SkyPeople Fruit Juice, Inc. on Form S-1 Amendment No. 2 to be filed on or about October
6, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
October 6, 2008